UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 3, 2011

HIGHPOWER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34098	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 755-89686238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 3, 2010, Highpower International, Inc. (the “Company”) appointed Henry Sun as its Chief Financial Officer and Corporate Secretary.  Mr. Sun replaces Henry Ngan, who resigned on January 3, 2010.

Henry Sun, 38, joined the Company in November 2010 as the President’s Assistant.  Prior to joining the Company, Mr. Sun was the Chief Financial Officer of Zoomlion Concrete Machinery Company from November 2009 to October 2010.  From November 2008 to September 2009, Mr. Sun served as the Finance Director of Yasheng Group USA (OTCBB: YHGG). From December 2006 to November 2008, he was the senior finance manager of Cepheid, Inc. (NASDAQ: CPHD).  From October 2003 to September 2006, he was a financial consultant at Merrill Lynch.  Mr. Sun is a graduate of the Thunderbird School of Global Management.

There are no arrangements or understandings between Mr. Sun and any other persons pursuant to which Mr. Sun was selected as the Company’s Chief Financial Officer and Corporate Secretary.  Mr. Sun has not been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.  There are no family relationships between Mr. Sun and any director or executive officer of the Company.

Item 7.01 Regulation FD Disclosure.

On January 3, 2011, the Company issued a press release announcing the appointment of Mr. Sun as the Company’s Chief Financial Officer.

A copy of the January 3, 2011 press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated January 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highpower International, Inc.

Dated: January 6, 2011	/s/	Henry Sun
	By:	Henry Sun
	Its:	Chief Financial Officer